SMITH BARNEY NATURAL RESOURCES FUND INC.

ARTICLES OF AMENDMENT


		Smith Barney Natural Resources Fund
Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST:		The Articles of
Amendment and Restatement of the Corporation are amended by revising Article I thereof to read:

ARTICLE I

NAME

The name of the Corporation
(hereinafter called the
Corporation) is Smith
Barney Sector Series Inc.


		SECOND:	The Charter of the
Corporation, as heretofore amended, is further amended by redesignating all of the issued and unissued shares of the Corporation's Class A Common
Stock, Class B Common Stock, Class L Common Stock,
Class Y Common Stock, and Class Z Common Stock, respectively, as Class A Common Stock, Class B
Common Stock, Class L Common Stock, Class Y Common
Stock and Class Z Common Stock, respectively, of the Smith Barney Natural Resources Fund series of the Corporation.

		THIRD:	The foregoing amendments to
the Charter of the Corporation were approved by a majority of the entire board of directors at a meeting duly convened and held on November 29, 1999.

		FOURTH:	The foregoing amendments to
the Charter of the Corporation are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

		IN WITNESS WHEREOF, Smith Barney
Natural Resources Fund Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.


						SMITH BARNEY
NATURAL
						RESOURCES FUND
INC.

WITNESS:


/s/Michael Kocur				By:/s/Heath B.
McLendon
Name:	Michael Kocur			Name: Heath B.
McLendon
Title:	Assistant Secretary
	Title: President
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